EXHIBIT 10.1

Midwest Energy Emissions Corp.

August 22, 2022

Alterna Capital Partners LLC

Attn: Samir Patel

15 River Road, Suite 320

Wilton, Connecticut 06897

Re:	Financing Agreements

Dear Samir,

Reference is hereby made to the Amended and Restated Financing Agreement dated as of November 2016, as amended, and the Unsecured Note Financing Agreement dated as of February 25, 2019 (together, the “Financing Agreements”), in each case by and among Midwest Energy Emissions Corp., as Borrower, MES, Inc., as Guarantor, and AC Midwest Energy LLC, as Lender.

The undersigned parties acknowledge that the maturity date for the payment of the outstanding principal balance of the Notes under each of the Financing Agreements is August 25, 2022 (the “Maturity Date”). The undersigned parties hereby agree that the Maturity Date is hereby extended to September 30, 2022.

Except to the extent specifically modified herein, all other terms and provisions of each of the Financing Agreements are incorporated by reference herein, and in all respects, shall continue in full force and effect.

If the foregoing is acceptable, kindly execute below whereupon this letter shall be effective in accordance with its terms.

Very truly yours, Midwest Energy Emissions Corp. MES, Inc.

/s/ David M. Kaye
David M. Kaye Secretary

ACCEPTED AND AGREED:

AC Midwest Energy LLC

By:	/s/ Samir Patel
Name:	Samir Patel
Its:	Manager

Date:	8/30/2022